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EXHIBIT 10.25

Hittite Microwave Corporation
Non-Employee Director Compensation Plan

        Directors who are our employees receive no separate compensation for their services as directors. Our non-employee directors receive cash fees and equity-based compensation in the form of awards under our 2005 Stock Incentive Plan, as follows:

  •
  each non-employee director receives an annual cash fee in the amount of $32,000;

  •
  our lead director receives an additional cash fee in the amount of $20,000;

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  the chairperson of each of our board committees receives an additional cash fee as follows: audit committee chair, $20,000; compensation committee chair, $8,000; and nominating committee chair, $8,000; and

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  each other member of a board committee receives an additional annual cash fee of $8,000.

        Effective immediately following our 2011 annual meeting of stockholders, the annual fee payable to our lead director will increase to $30,000, and the annual fees paid to the chairpersons of our compensation committee and nominating and corporate governance committee will increase to $20,000.

        The cash fees described above are paid quarterly in arrears. Non-employee directors are also reimbursed upon request for travel and other out-of-pocket expenses incurred in connection with their attendance at meetings of the board and of committees on which they serve.

        In addition, each non-employee director who is first elected to the board or who is elected to an additional one-year term at any annual meeting of stockholders, will upon such election receive a restricted stock award of a number of shares of our common stock, fixed on the date of grant, that has a fair value on the date of grant equal to $130,000. Each such restricted stock award will vest on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders, subject to partial acceleration in the event of a change in control.

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  EXHIBIT 10.25
Hittite Microwave Corporation Non-Employee Director Compensation Plan